UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

WESTWOOD HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
200 Crescent Court, Suite 1200
Dallas, Texas 75201
(Address of principal executive offices, including zip code)
(214) 756-6900
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced and as further described under Item 5.07, on April 26, 2017, Westwood Holdings Group, Inc. (the “Company”) held its annual meeting of stockholders in Dallas, Texas (the “Annual Meeting”). The Company’s stockholders approved the Fourth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Incentive Plan”). The material revisions of the Incentive Plan included:

•	Increase the total number of shares currently authorized under the Incentive Plan by 250,000 shares;

•
Require a minimum one-year vesting limitation on awards granted under the Incentive Plan (with exception for death, disability, or a change in control), with a carve-out exception for up to 5% of the total shares currently authorized under the Incentive Plan;

•	Eliminate option share repricing;

•	Eliminate the ability to accelerate vesting of shares other than for death, disability, or change in control;

•	Prohibit utilizing shares of stock that are withheld to satisfy tax withholding obligations for subsequent awards under the Incentive Plan;

•	Prohibit the payment of dividends on unvested shares;

•
Set a limitation, such that the grant of an award to a non-employee director, acting in his or her capacity as director, taken together with cash fees paid to the non-employee director, cannot exceed $350,000 in the case of a non-employee director other than the Chairman of the Board or $500,000 in the case of the Chairman of the Board; and

•	Extend the term of the Incentive Plan to March 10, 2027.
The Incentive Plan was included as Appendix A to the Definitive Proxy Statement filed with the SEC on March 20, 2017.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the following Proposals 1, 2, 3, 4, 5, and 6 were approved by the Company’s stockholders. No other business was brought before the Annual Meeting. The Proposals are described in detail in the Company’s definitive proxy statement filed with the SEC on March 20, 2017. The voting results for the Annual Meeting are set forth below.

(a)
Proposal 1: The stockholders elected the directors listed below to hold office until the next annual meeting and until their respective successors shall have been duly elected and qualified. The voting results for this Proposal 1 were as follows:

Nominee	For	Withheld	Broker Non-Vote
Brian O. Casey	7,048,388	46,240	849,592
Richard M. Frank	7,028,782	65,846	849,592
Susan M. Byrne	7,050,331	44,297	849,592
Ellen H. Masterson	7,006,524	88,104	849,592
Robert D. McTeer	7,023,613	71,015	849,592
Geoffrey R. Norman	7,028,902	65,726	849,592
Martin J. Weiland	7,021,981	72,647	849,592
Raymond E. Wooldridge	7,010,741	83,887	849,592

(b)	Proposal 2: The stockholders ratified Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2017. The voting results for this Proposal 2 were as follows:

For	Against	Abstain
7,807,463	132,635	4,122

(c)	Proposal 3: The stockholders approved the Fourth Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan. The voting results for this Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Vote
6,122,638	953,689	18,301	849,592

(d) Proposal 4: The stockholders approved, on a non-binding, advisory basis, the Company's executive compensation. The voting results for this Proposal 4 were as follows:

For	Against	Abstain	Broker Non-Vote
5,340,667	1,729,575	24,386	849,592

(e) Proposal 5: The stockholders approved, on a non-binding, advisory basis, an annual advisory vote on the Company's executive compensation. The voting results for this Proposal 5 were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
6,107,499	18,160	965,759	3,211	849,591
In light of the stockholder vote on Proposal 5, the Company will include an advisory stockholder vote on the compensation of named executive officers in its proxy materials once every year until the next required vote on the frequency of stockholder votes on the Company's executive compensation.

(f) Proposal 6: The stockholders approved the amendments to the Amended and Restated Certificate of Incorporation, as amended and Amended and Restated Bylaws to eliminate the provisions prohibiting removal of directors without cause. The voting results for this Proposal 6 were as follows:

For	Against	Abstain
7,907,399	17,475	19,346

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: May 1, 2017	/s/ Brian O. Casey
Brian O. Casey,
President and Chief Executive Officer